Exhibit 23.4

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES

	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
, 2014	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
Nord Anglia Education, Inc.	Düsseldorf	Rome
Level 27, World-Wide House	Frankfurt	San Diego
19 Des Voeux House	Hamburg	San Francisco
Central, Hong Kong	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re:  Registration Statement on Form F-1

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the Registration Statement on Form F-1 as originally filed by Nord Anglia Education, Inc. on                    , 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,